Exhibit 99.1

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FOR IMMEDIATE RELEASE	Page 1 of 4
CENTERPOINT ENERGY REPORTS SECOND QUARTER 2007 EARNINGS
     Houston, TX – August 2, 2007 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $70 million, or $0.20 per diluted share, for the second quarter of 2007 compared to $194 million, or $0.61 per diluted share, for the same period of 2006.
     The second quarter 2006 results were favorably impacted by $140 million, or $0.44 per diluted share, due to an agreement reached on a settlement of a tax dispute with the Internal Revenue Service and the resolution of certain other legacy tax issues, but were negatively impacted by $21 million after-tax, or $0.07 per diluted share, from a settlement related to the company’s 2001 unbundled cost of service order (UCOS) issued by the Texas Public Utility Commission. Excluding the net effect of these items, net income for the second quarter of 2006 would have been $75 million, or $0.24 per diluted share.
     For the six months ended June 30, 2007, net income was $200 million, or $0.58 per diluted share, compared to $282 million, or $0.89 per diluted share, for the same period of 2006. Excluding the impacts of the items discussed above and a related charge recorded in the first quarter of 2006 ($14 million, or $0.04 per diluted share), net income for the six months ended June 30, 2006, would have been $177 million, or $0.56 per diluted share.
     “Our interstate pipeline and field services businesses turned in strong performances this quarter primarily due to the completion of Phase I of our Carthage to Perryville pipeline and strong demand for gas gathering and ancillary services,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our gas distribution business continued its improved performance from a year ago. Despite the impacts of mild weather on our electric utility and the timing of expenses in our energy services business, we still had a very solid quarter overall. I believe these results demonstrate the value of our balanced portfolio of gas and electric businesses.”
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $157 million in the second quarter of 2007, consisting of $118 million from the core regulated electric transmission & distribution utility (TDU), exclusive of an additional $10 million from the competition transition charge (CTC), and $29 million related to transition bonds. Operating income for the second quarter of 2006 was $151 million, consisting of $104 million from the TDU, exclusive of an additional $15 million from the CTC, and $32 million related to transition bonds.
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FOR IMMEDIATE RELEASE	Page 2 of 4
     Operating income for the second quarter of 2007 included a $17 million favorable settlement related to the final fuel reconciliation of the formerly integrated electric utility. Operating income for the second quarter of 2006 included a $32 million charge related to the UCOS settlement. Operating income for the TDU for the second quarter of 2007 was negatively impacted by lower usage primarily due to milder weather, a rate settlement implemented in October of 2006 and higher transmission costs. These impacts were partially offset by customer growth of over 43,000 metered customers since June 2006.
     Operating income for the six months ended June 30, 2007, was $261 million, consisting of $180 million from the TDU, exclusive of an additional $21 million from the CTC, and $60 million related to transition bonds. Operating income for the same period of 2006 was also $261 million, consisting of $166 million from the TDU, exclusive of an additional $31 million from the CTC, and $64 million related to transition bonds.
Natural Gas Distribution
     The natural gas distribution segment reported operating income of $8 million for the second quarter of 2007 compared to an operating loss of $2 million for the same period of 2006. The increase in operating income was driven primarily by labor and benefit savings associated with staff reductions in 2006, customer growth of nearly 60,000 customers since June 2006 and a prior year write-off of certain rate case expenses. The increase in operating income was partially offset by higher expenses principally associated with initiatives undertaken to improve customer service.
     Operating income for the six months ended June 30, 2007, was $137 million compared to $101 million for the same period of 2006.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported an operating loss of $4 million for the second quarter of 2007 compared to operating income of $7 million for the same period of 2006. The decrease in operating income was primarily due to a reduction in locational and seasonal natural gas price differentials. In addition, the second quarter of 2007 included a $6 million charge resulting from mark-to-market accounting for non-trading financial derivatives and a $5 million write-down of natural gas inventory to the lower of average cost or market, compared to an $8 million gain resulting from mark-to-market accounting and a $17 million inventory write-down for the same period of 2006.
     Operating income for the six months ended June 30, 2007, was $52 million compared to $32 million for the same period of 2006.
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FOR IMMEDIATE RELEASE	Page 3 of 4
Interstate Pipelines
     The interstate pipelines segment reported operating income of $52 million for the second quarter of 2007 compared to $40 million for the same period of 2006. The increase in operating income was driven primarily by the new Carthage to Perryville pipeline, which went into commercial service in May 2007, and by increased ancillary services.
     Operating income for the six months ended June 30, 2007, was $96 million compared to $89 million for the same period of 2006.
Field Services
     The field services segment reported operating income of $27 million for the second quarter of 2007 compared to $21 million for the same period of 2006. Operating income increased from higher throughput and increased ancillary services. In addition, this business recorded equity income of $2 million in each of the second quarters of 2007 and 2006 from its 50 percent interest in a jointly-owned gas processing plant. These amounts are included in Other – net under the Other Income (Expense) caption.
     Operating income for the six months ended June 30, 2007, was $49 million compared to $45 million for the same period of 2006. Equity income from the jointly-owned gas processing plant was $4 million for the six months ended June 30, 2007, compared to $5 million for the same period of 2006.
DIVIDEND DECLARATION
     On July 26, 2007, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.17 per share of common stock payable on September 10, 2007, to shareholders of record as of the close of business on August 16, 2007.
OUTLOOK FOR 2007
     CenterPoint Energy continues to expect diluted earnings per share for 2007 to be in the range of $1.02 to $1.12. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the impact to earnings of various regulatory proceedings, but cannot predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, or the outcome of the TDU’s true-up appeal.
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FOR IMMEDIATE RELEASE	Page 4 of 4
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2007. A copy of that report is available on the company’s web site, www.CenterPointEnergy.com, under the “Investors” section. Other filings the company makes at the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Thursday, August 2, 2007, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, and interstate pipeline and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $17 billion. With about 8,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.
     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Form 10-Ks for the period ended December 31, 2006, CenterPoint Energy’s and its subsidiaries’ Form 10-Qs for the period ended March 31, 2007, CenterPoint Energy’s Form 10-Q for the period ended June 30, 2007, and other filings with the Securities and Exchange Commission.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenues:
Electric Transmission & Distribution	$456	$465	$841	$871
Natural Gas Distribution	549	576	2,029	2,143
Competitive Natural Gas Sales and Services	750	881	1,913	1,945
Interstate Pipelines	104	121	193	211
Field Services	34	42	75	81
Other Operations	5	3	9	5
Eliminations	(55)	(55)	(140)	(117)

Total	1,843	2,033	4,920	5,139

Expenses:
Natural gas	1,035	1,208	3,228	3,358
Operation and maintenance	340	330	671	682
Depreciation and amortization	153	160	293	305
Taxes other than income taxes	95	93	202	199

Total	1,623	1,791	4,394	4,544

Operating Income	220	242	526	595

Other Income (Expense) :
Gain (Loss) on Time Warner investment	11	28	(3)	(16)
Gain (Loss) on indexed debt securities	(11)	(27)	(1)	14
Interest and other finance charges	(118)	(119)	(233)	(242)
Interest on transition bonds	(33)	(32)	(66)	(63)
Other — net	9	6	15	12

Total	(142)	(144)	(288)	(295)

Income from Before Income Taxes	78	98	238	300

Income Tax (Expense) Benefit	116	(28)	44	(100)

Net Income	$194	$70	$282	$200

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
Basic Earnings Per Common Share:
Net Income	$0.62	$0.22	$0.91	$0.62

Diluted Earnings Per Common Share:
Net Income	$0.61	$0.20	$0.89	$0.58

Dividends Declared per Common Share	$0.15	$0.17	$0.30	$0.34
Weighted Average Common Shares Outstanding (000):
- Basic	311,440	320,927	311,145	319,501
- Diluted	316,816	343,770	317,744	342,024

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Transmission & Distribution Utility	$119	$128	$197	$201
Transition Bond Companies	32	29	64	60

Total Electric Transmission & Distribution	151	157	261	261
Natural Gas Distribution	(2)	8	101	137
Competitive Natural Gas Sales and Services	7	(4)	32	52
Interstate Pipelines	40	52	89	96
Field Services	21	27	45	49
Other Operations	3	2	(2)	—

Total	$220	$242	$526	$595

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$386	$395	2%	$717	$742	3%
Transition bond companies	70	70	—	124	129	4%

Total	456	465	2%	841	871	4%

Expenses:
Operation and maintenance	147	150	(2%)	281	304	(8%)
Depreciation and amortization	61	61	—	124	124	—
Taxes other than income taxes	59	56	5%	115	113	2%
Transition bond companies	38	41	(8%)	60	69	(15%)

Total	305	308	(1%)	580	610	(5%)

Operating Income	$151	$157	4%	$261	$261	—

Operating Income — Electric transmission and distribution utility	119	128	8%	197	201	2%
Operating Income — Transition bond companies	32	29	(9%)	64	60	(6%)

Total Segment Operating Income	$151	$157	4%	$261	$261	—

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	6,807,984	6,020,714	(12%)	10,794,374	10,678,773	(1%)
Total	20,422,341	19,175,278	(6%)	36,409,221	35,835,191	(2%)

Weather (average for service area):
Percentage of normal:
Cooling degree days	111%	94%	(17%)	114%	96%	(18%)
Heating degree days	0%	197%	197%	60%	114%	54%

Average number of metered customers:
Residential	1,730,130	1,767,749	2%	1,723,983	1,760,006	2%
Total	1,965,180	2,006,840	2%	1,958,005	1,998,291	2%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$549	$576	5%	$2,029	$2,143	6%

Expenses:
Natural gas	343	366	(7%)	1,489	1,578	(6%)
Operation and maintenance	142	135	5%	292	282	3%
Depreciation and amortization	37	38	(3%)	75	76	(1%)
Taxes other than income taxes	29	29	—	72	70	3%

Total	551	568	(3%)	1,928	2,006	(4%)

Operating Income (Loss)	$(2)	$8	500%	$101	$137	36%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	17	20	18%	84	106	26%
Commercial and Industrial	44	44	—	116	126	9%

Total Throughput	61	64	5%	200	232	16%

Weather (average for service area)
Percentage of normal:
Heating degree days	60%	95%	35%	81%	99%	18%

Average number of customers:
Residential	2,871,107	2,925,120	2%	2,882,008	2,935,661	2%
Commercial and Industrial	243,420	247,550	2%	244,475	246,564	1%

Total	3,114,527	3,172,670	2%	3,126,483	3,182,225	2%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$750	$881	17%	$1,913	$1,945	2%

Expenses:
Natural gas	735	877	(19%)	1,864	1,875	(1%)
Operation and maintenance	7	7	—	15	16	(7%)
Depreciation and amortization	1	1	—	1	1	—
Taxes other than income taxes	—	—	—	1	1	—

Total	743	885	(19%)	1,881	1,893	(1%)

Operating Income(Loss)	$7	$(4)	(157%)	$32	$52	63%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF
Wholesale — third parties	72	74	3%	161	168	4%
Wholesale — affiliates	8	2	(75%)	19	5	(74%)
Retail & Pipeline	41	44	7%	99	102	3%

Total Throughput	121	120	(1%)	279	275	(1%)

Average number of customers:
Wholesale	132	248	88%	138	235	70%
Retail & Pipeline	6,604	6,829	3%	6,639	6,797	2%

Total	6,736	7,077	5%	6,777	7,032	4%

	Interstate Pipelines
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$104	$121	16%	$193	$211	9%

Expenses:
Natural gas	14	24	(71%)	12	28	(133%)
Operation and maintenance	38	29	24%	65	56	14%
Depreciation and amortization	8	11	(38%)	18	21	(17%)
Taxes other than income taxes	4	5	(25%)	9	10	(11%)

Total	64	69	(8%)	104	115	(11%)

Operating Income	$40	$52	30%	$89	$96	8%

Pipelines Operating Data:
Throughput data in BCF
Transportation	240	274	14%	514	568	11%

Total Throughput	240	274	14%	514	568	11%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$34	$42	24%	$75	$81	8%

Expenses:
Natural gas	(4)	(4)	—	(3)	(7)	133%
Operation and maintenance	14	16	(14%)	27	32	(19%)
Depreciation and amortization	2	3	(50%)	5	6	(20%)
Taxes other than income taxes	1	—	100%	1	1	—

Total	13	15	(15%)	30	32	(7%)

Operating Income	$21	$27	29%	$45	$49	9%

Field Services Operating Data:
Throughput data in BCF
Gathering	94	100	6%	182	193	6%

Total Throughput	94	100	6%	182	193	6%

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$5	$3	(40%)	$9	$5	(44%)
Expenses	2	1	50%	11	5	55%

Operating Income(Loss)	$3	$2	(33%)	$(2)	$—	100%

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
Capital Expenditures by Segment
Electric Transmission & Distribution	$111	$111	$190	$221
Natural Gas Distribution	45	44	85	77
Competitive Natural Gas Sales and Services	4	2	10	4
Interstate Pipelines	42	60	61	214
Field Services	12	13	23	40
Other Operations	4	6	14	17

Total	$218	$236	$383	$573

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
Interest Expense Detail
Amortization of Deferred Financing Cost	$13	$12	$26	$31
Capitalization of Interest Cost	(2)	(7)	(3)	(15)
Transition Bond Interest Expense	33	32	66	63
Other Interest Expense	107	114	210	226

Total Interest Expense	$151	$151	$299	$305

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	June 30,
	2006	2007
ASSETS
Current Assets:
Cash and cash equivalents	$127	$112
Other current assets	2,868	2,285

Total current assets	2,995	2,397

Property, Plant and Equipment, net	9,204	9,549

Other Assets:
Goodwill	1,709	1,709
Regulatory assets	3,290	3,209
Other non-current assets	435	411

Total other assets	5,434	5,329

Total Assets	$17,633	$17,275

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$187	$225
Current portion of transition bond long-term debt	147	152
Current portion of other long-term debt	1,051	994
Other current liabilities	2,836	2,090

Total current liabilities	4,221	3,461

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,362	2,295
Regulatory liabilities	792	822
Other non-current liabilities	900	840

Total other liabilities	4,054	3,957

Long-term Debt:
Transition bond	2,260	2,183
Other	5,542	5,988

Total long-term debt	7,802	8,171

Shareholders’ Equity	1,556	1,686

Total Liabilities and Shareholders’ Equity	$17,633	$17,275

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Six Months Ended June 30,
	2006	2007
Cash Flows from Operating Activities:
Net income	$282	$200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	321	338
Deferred income taxes and investment tax credit	(109)	12
Tax and interest reserves reductions related to ZENS and ACES	(119)	—
Changes in net regulatory assets	54	31
Changes in other assets and liabilities	73	(164)
Other, net	15	10

Net Cash Provided by Operating Activities	517	427

Net Cash Used in Investing Activities	(396)	(709)

Net Cash Provided by Financing Activities	202	267

Net Increase (Decrease) in Cash and Cash Equivalents	323	(15)

Cash and Cash Equivalents at Beginning of Period	74	127

Cash and Cash Equivalents at End of Period	$397	$112

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.